Securities And Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2005

FIRSTWAVE TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Georgia (State or other jurisdiction of incorporation)	0-21202 (Commission File Number)	58-1588291 (I.R.S. Employer Identification No.)

2859 Paces Ferry Road, #1000
Atlanta, Georgia 30339
(Address of principal executive offices)

(770) 431-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF  DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

ITEM 8.01  OTHER EVENTS

The following information is furnished pursuant to both Item 5.02 and Item 8.01.

At Firstwave's annual meeting of shareholders on May 31, 2005, the shareholders elected I. Sigmund Mosley, Jr. as a member of the company's Board of Directors (the "Board").

In addition, after the annual shareholder meeting, the Board set the full size of the Board at four directors.  As a result of the decrease in the size of the Board and the provisions of the company's Articles of Incorporation, the terms of directors will no longer be staggered into three classes, and each director shall serve one-year terms after completing their respective current lengths of service.  After giving effect to the shareholder vote at the annual meeting and the change in Board size, the Board consists of the following four individuals - Roger A. Babb, Richard T. Brock, I. Sigmund Mosley, Jr. and John N. Spencer, Jr. and there are no vacancies.

Following the annual shareholder meeting, the Board designated the following directors to serve on the following committees of the Board:

Audit Committee - Messrs. Spencer (serving as chairman), Babb and Mosley

Compensation Committee - Messrs. Mosley (serving as chairman), Babb and Spencer

Corporate Governance and Nominating Committee - Messrs. Babb (serving as chairman), Spencer and Mosley

Also, in a special meeting on Thursday, June 2, 2005 the Board voted to accelerate the vesting of all then outstanding unvested stock options with an exercise price equal to or greater than $2.00, fully vesting these options immediately. The acceleration of the vesting period impacts 111,731 options previously granted, with exercise prices ranging from $2.24 to $15.50.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTWAVE TECHNOLOGIES, INC.

By:	/s/ Judith A. Vitale
Judith A. Vitale Chief Financial Officer
Date: June 6, 2005